6/6/2016 1 Covisint Corporation Fourth Quarter and Full Year Fiscal 2016 Results June 6, 2016

This presentation contains “forward-looking” statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of financial information; any statements about historical results that may suggest trends for our business and results of operations; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding future events, potential markets or market size, technology developments, or enforceability of our intellectual property rights; and any statements of assumptions underlying any of the foregoing. These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of many factors, including but not limited to: our ability to attract new customers; the extent to which customers renew their contracts for our solutions; the extent we are able to maintain pricing with our customers at renewal; the seasonality of our business; our ability to manage our growth; the continued growth of the market for our solutions; the success of our channel partner and certified partner strategies; competition from current competitors and new market entrants; our ability to penetrate new vertical markets; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; and failure to protect our intellectual property. These and other risks and uncertainties associated with our business are described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016. We assume no obligation and do not intend to update these forward-looking statements. In addition to U.S. GAAP financials, this presentation includes certain non-GAAP financial measures. These historical and forward-looking non-GAAP measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP measures is included in the appendix to this presentation. Covisint is a registered trademark of Covisint Corporation. This presentation also contains additional trademarks and service marks of ours and of other companies. We do not intend our use or display of other companies’ trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Forward Looking Statements 2

Fiscal 2016: Summary 3 • Improvement in Margins • Primarily driven by the transition out of services and the healthcare application market • Reduced Expense Structure • Excellent Progress on Platform • June release accomplished ahead of schedule: 120 APIs opened up Platform use by Customers and Partners • IoT Platform released in October: Forefront of securely connecting all devices • Subscription Revenue and ASR Bookings Below Expectations • Direct Sales and Strategic Partners underperformed • Continued success in Automotive

Fiscal 2017: The Path Forward 4 Strategic Partnerships: • Continue to work with existing Partners to close deals in the pipeline • Focused on adding new Partners – new methodology to accelerate time to revenue Direct Sales: • Shifting people and investment to re-focus on the Automotive vertical • Demonstrated track record of successful contract renewals in Automotive • Multiple use cases provide white space opportunity to increase wallet share with current customers – current use cases provide great reference-ability • Engage OEMs not in our backlog • Building upon our established presence in Europe

Fiscal 2016: Financial Overview

Key Metrics ($ in thousands)

		Q4'FY16	Y/Y	Q/Q	FY16	Y/Y
Subscription Revenue	$	17,198	(6%)	13%	$ 63,367	(4%)
Services Revenue	$	2,789	(45%)	(29%)	$ 12,657	(43%)
Total Revenue	$	**19,987**	(15%)	4%	**$ 76,024**	(14%)

		Q4'FY16	Y/Y	Q/Q	FY16	Y/Y
Gross Profit	$	**12,102**	1077%	17%	**$ 41,071**	86%
Gross Margin		*61%*			*54%*	
Stock Compensation Expense	$	3			$ 71	
Amortization of Capitalized Software	$	787			$ 3,398	
Non-GAAP Gross Profit*	$	**12,892**	17%	16%	**$ 44,540**	18%
Non-GAAP Gross Margin		*65%*			*59%*	

		Q4'FY16	FY16
Net Loss	$	**(110)**	**$(14,894)**
Stock Compensation Expense	$	478	$ 2,817
Capitalized internal software costs	$	(1,673)	$ (4,238)
Amortization of Capitalized Software	$	787	$ 3,398
Non-GAAP Net Loss*	$	**(518)**	**$(12,917)**

		Q4'FY16	FY16
Cash Flow	$	**2,066**	**$(10,396)**
Net proceeds from exercise of stock awards	$	(117)	$ (2,191)
Vendor Financing Repayment	$	180	$ 728
Effect of Exchange Rate Changes on Cash	$	(70)	$ (29)
Free Cash Flow***	$	**2,059**	**$(11,888)**

Highlights

- Cash at $39.7 million
- Gross Margin improved to 59% from 43% year over year
- Expense structure improved $20 million year over year
- ASR Bookings of $9.3 million for FY16
- Revenue below plan
- Cash Flow better than plan

Guidance Summary

	FY17	Q1'FY17
Subscription Revenue**	**Flat**	**(8)%**
Services Revenue	**15-20% of Total Revenue**	**15-20% of Total Revenue**
Non-GAAP Net Loss*	**$(11) – (12) mil**	**$(4) – (5) mil**
Cash on Hand (EOP)	**$30 mil**	**$39 mil**
Total Shares Outstanding	**40.7 mil**	**40.5 mil**

* Excludes the impact of stock compensation and the expensing of certain R&D costs (rather than capitalizing such costs), refer to the reconciliation of Q4'FY16 and FY16 results on slide 7 and the reconciliation of guidance on slide 8.

** Y/Y growth

*** Includes GAAP Cash Flow from Operating activities and Investing Activities and excludes Financing activities; refer to slide 7 for reconciliation.

5

covisint | Trusted Information. Anywhere.

Appendix

7 Fiscal 2016: Non-GAAP Reconciliation ($ in thousands, except per share) Q4'FY16 FY16 General and administrative 2,770 13,286 Adjustments: Stock compensation expense 381 2,166 General and administrative, non-GAAP 2,389 11,120 Q4'FY16 FY16 Net loss (110) (14,894) Adjustments: Capitalized internal software costs (1,673) (4,238) Stock compensation expense 478 2,817 Amortization of capitalized software and other intangibles 787 3,398 Net loss, non-GAAP (518) (12,917) Q4'FY16 FY16 Diluted EPS (0.00) (0.38) Adjustments: Capitalized internal software costs (0.04) (0.11) Stock compensation expense 0.01 0.07 Amortization of capitalized software and other intangibles 0.02 0.09 Diluted EPS, non-GAAP (0.01) (0.33) Q4'FY16 FY16 Cost of revenue 7,885 3 ,953 Adjustments: Stock compensation expense 3 71 Cost of revenue - amortization of capitalized software 787 3,398 Cost of revenue, non-GAAP 7,095 31,484 Q4'FY16 FY16 Research and evelopment 3,129 13,019 Adjustments: Capitalized internal software costs (1,673) (4,238) Stock compensation expe se 2 78 Research and development, non-GAAP 4,800 17,179 Q4'FY16 FY16 Sales and marketing 6,225 29,448 Adjustments: Stock compensation expense 92 5 1 Sales and marketing, non-GAAP 6,133 28,947 Q4'FY16 FY16 Cash Flow $ 2,066 $(10,396) Net proceeds from exercise of stock awards $ (117) $ (2,191) Vendor Financing Repayment $ 180 $ 728 Effect of Exchange Rate Changes on Cash $ (70) $ (29) Free Cash Flow $ 2,059 $(11,888)

8 Fiscal 2017: Non-GAAP Forecast Reconciliation ($ in millions) Forecast Net Loss (12.0) - (16.0) (3.8) - (5.7) Capitalized internal software costs (5.0) - (3.0) (1.5) - (1.0) Stock compensation expense 2.5 - 3.0 0.5 - 0.7 Amortization of capitalized software 3.5 - 4.0 0.8 - 1.0 Forecast Non-GAAP Net Loss (11.0) - (12.0) (4.0) - (5.0) Forecast Net Change in Cash (9.0) - (11.0) 0.0 - 0.0 Net proceeds from exercise of stock awards - - - - - - Vendor Financing Repayment - - - - - - Effect of exchange rate changes on cash - - - - - - Forecast Free Cash Flow (9.0) - (11.0) 0.0 - 0.0 FY17 Q1'FY17